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                                                                   Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-103149) of Plains Exploration & Production Company of our report dated March 10, 2003, relating to the consolidated financial statements of Plains Exploration and Production Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

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PRICEWATERHOUSECOOPERS LLP

Houston, Texas

April 29, 2003